UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media Contact:	Investor Contacts:
Mary Ellen Keating	Joseph J. Lombardi
Senior Vice President	Chief Financial Officer
Corporate Communications	Barnes & Noble, Inc.
Barnes & Noble, Inc.	(212) 633-3215
(212) 633-3323	jlombardi@bn.com
mkeating@bn.com
Andy Milevoj
Director of Investor Relations
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com

BARNES & NOBLE TO HOLD SPECIAL MEETING ON NOVEMBER 17, 2010
 TO RATIFY SHAREHOLDER RIGHTS PLAN

New York, NY (October 12, 2010) — Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with a special shareholder meeting to be held on November 17, 2010.  The purpose of the special meeting is to seek stockholder ratification of the adoption of the Company’s Shareholder Rights Plan by the Company’s Board of Directors.

When the Rights Plan was adopted in November of 2009, the Company stated that it would give shareholders an opportunity to vote to ratify the plan within twelve months.  The special meeting will provide that opportunity.  Shareholders of record as of the close of business on October 21, 2010 will be eligible to vote at the meeting.

In general, the Rights Plan limits the ability of individuals or groups to acquire more than 20% of Barnes & Noble’s outstanding stock without Board approval.  At the Company’s annual meeting on September 28, 2010, shareholders defeated a precatory proposal that sought to raise the Rights Plan threshold from 20% to 30%.

Barnes & Noble intends to solicit proxies from its shareholders to ratify the Rights Plan in connection with the special meeting.

Important Information

On October 12, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the special meeting and plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the special meeting. Investors and security holders are urged to read the preliminary proxy statement, which is available now, and the definitive proxy statement relating to the special meeting and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Certain Information Regarding Participants

Barnes & Noble, its directors and certain of its officers may be deemed to be participants in the solicitation of Barnes & Noble’s stockholders in connection with the special meeting. Security holders may obtain information regarding the names and interests of such individuals in Barnes & Noble’s preliminary proxy statement for the special meeting, which was filed with the SEC on October 12, 2010. To the extent holdings by certain participants of Barnes & Noble securities have changed since the amounts contained in the preliminary proxy statement relating to the special meeting, such changes have been or will be reflected on Form 4s filed with the SEC. Information regarding the interests of such individuals can also be obtained from the definitive proxy statement relating to the special meeting when it is filed by Barnes & Noble with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com. In addition to the individuals named in the preliminary proxy statement, Andy Milevoj, Director of Investor Relations, may also be deemed to be a participant in the solicitation. As of September 30, 2010, Mr. Milevoj beneficially owned 2,282 shares of Barnes & Noble common stock.

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 717 bookstores in 50 states.  Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 633 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States.  Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®.  Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than one million titles in its eBookstore (www.bn.com/ebooks).  Through Barnes & Noble’s NOOKTM eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™, NOOKstudy™, LendMe™, Read In Store™, More In Store™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc.
Other trademarks referenced in this release are the property of their respective owners.

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